Exhibit 10.1

STOCK FORFEITURE LETTER

June 30, 2020

Ladies and Gentlemen:

This letter agreement (“Letter Agreement”) is being entered into by and between Leader Capital Holdings Corp., a Nevada corporation (the “Company”), and First Leader Capital Ltd. (the “Stockholder”), the principal stockholder of the Company.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Companyand the Stockholder hereby agree as follows:

1. Share Cancellation. Effective as of the date hereof (the “Effective Time”), the Company shall cancel, and the Stockholder shall forfeit and surrender forever all of his right, title and interest in and to 5,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) held by the Stockholder (the “Surrendered Shares”). As of the Effective Time, and without any action on part of the Company or the Stockholder, all the Surrendered Shares shall cease to be outstanding and shall be cancelled and retired and shall cease to exist. The Stockholder acknowledges that it is a stockholder of the Company and, as a result, will receive benefit from reducing the Company’s outstanding Common Stock to be more in line with what management deems to be market expectations based on the Company’s current valuation, and such benefit constitutes full and fair consideration for the surrender of the Surrendered Shares. The Stockholder hereby renounces any right or interest he may have in the Surrendered Shares as of and after the Effective Time.

2. Conditions to Effectiveness. The provisions set forth in paragraph 1 of this Letter Agreement shall take effect as of the Effective Time.

3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

a. Power; Due Authorization; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Letter Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Letter Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

b. Ownership of Shares. The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 56,500,000 shares of Common Stock, such shares are free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise transfer such shares), except pursuant to any applicable restrictions on transfer under the Securities Act of 1933, as amended, and the Stockholder does not own, beneficially or otherwise, any other shares of Common Stock.

4. Miscellaneous.

a. This Letter Agreement may be amended only by a written instrument executed by the Company and the Stockholder.

b. This Letter Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party shall be entitled to assign or delegate any of its rights or duties hereunder without first obtaining the express prior written consent of each other party hereto, such consent not to be unreasonably withheld.

c. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts entered into within the borders of such state and without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in United States District Court for the Southern District of New York or any New York State court, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

d. The parties agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions of this Letter Agreement in court, this being in addition to any other remedy to which the Company is entitled at law or in equity.

e. This Letter Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same letter agreement. The exchange of copies of this Letter Agreement and of signature pages hereto by facsimile or electronic mail in portable document format shall constitute effective execution and delivery of this letter agreement. Signatures of the parties transmitted by facsimile or electronic mail in portable document format shall be deemed to be the parties’ original signatures for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Letter Agreement, all as of the date first written above.

LEADER CAPITAL HOLDINGS CORP.

By:	/s/ Shui Fung Cheng
Name:	Shui Fung Cheng
Title:	Director

FIRST LEADER CAPITAL LTD.

By:	/s/ Yi-Hsiu Lin
Name:	Yi-Hsiu Lin
Title:	Director

[Signature page to Forfeiture Letter]

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